Exhibit 99.1
Cornerstone Therapeutics Announces Management Change
Cary, N.C., April 7, 2009 – Cornerstone Therapeutics Inc. (NASDAQ CM: CRTX), a specialty pharmaceutical company focused on acquiring, developing and commercializing significant products primarily for the respiratory market, today announced the resignation of Chenyqua Baldwin, Vice President, Finance, and Chief Accounting Officer. The Company has already begun a search for a successor.
“I would like to thank Chenyqua for her significant contributions to Cornerstone over the past five years,” said Craig A. Collard, Cornerstone’s President and Chief Executive Officer. “Chenyqua has been an integral part of the growth of the Company to date and we wish her success as she moves on to new challenges.”
About Cornerstone Therapeutics
Cornerstone Therapeutics Inc. (NASDAQ CM: CRTX), headquartered in Cary, N.C., is a specialty pharmaceutical company focused on acquiring, developing and commercializing products primarily for the respiratory and related markets. The Company currently promotes multiple marketed products in the United States to respiratory-focused physicians and key retail pharmacies with its specialty sales force. The Company also has a late-stage clinical pipeline with five regulatory approval submissions targeted within the next three years. Key elements of the Company’s strategy are to in-license or acquire rights to underpromoted, patent-protected, branded respiratory or related pharmaceutical products, or late-stage product candidates; implement life cycle management strategies to maximize the potential value and competitive position of the Company’s currently marketed products, newly acquired products and product candidates that are currently in development; grow product revenue through the Company’s specialty sales force which is focused on the respiratory and related markets; and maintain and strengthen the intellectual property position of the Company’s currently marketed products, newly acquired products and product candidates.
Safe Harbor Statement
Statements in this press release regarding the progress and timing of our product development programs and related trials; our future opportunities; our strategy, future operations, financial position, future revenues and projected costs; our management’s prospects, plans and objectives; and any other statements about management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Any statements that are not statements of historical fact (including, without limitation, statements containing the words “anticipate,” “believe,” “could,”  “estimate,” “expect,” ”plan,” “should,” “target,” “will,” “would,” and similar expressions) should also be considered to be forward-looking statements.
There are a number of important factors that could cause our actual results or events to differ materially from those indicated by such forward-looking statements, including risks relating our ability to develop and maintain the necessary sales, marketing, supply chain, distribution and manufacturing capabilities to commercialize our products, including difficulties relating to the manufacture of ZYFLO CR® tablets; the possibility that the Food and Drug Administration (the FDA) will take enforcement action against us or one or more of our marketed drugs which do not have FDA-approved marketing applications; patient, physician and third-party payor acceptance of our products as safe and effective therapeutic products; our ability to maintain regulatory approvals to market and sell our products that do have FDA approved marketing applications; our ability to enter into additional strategic licensing, collaboration or co-promotion transactions on favorable terms, if at all; our ability to maintain compliance with NASDAQ listing requirements; adverse side effects experienced by patients taking our products; difficulties relating to clinical trials, including difficulties or delays in the completion of patient enrollment, data collection or data analysis; the results of preclinical studies and clinical trials with respect to our products under development and whether such results will be indicative of results obtained in later clinical trials; our ability to satisfy FDA and other regulatory requirements; our ability to obtain, maintain and enforce patent and other intellectual property protection for our products and product candidates; and the other factors described in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the SEC) on March 26, 2009, in the section entitled “Item 1A. Risk Factors” and other filings that we make with the SEC. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.
In addition, the statements in this press release reflect our expectations and beliefs as of the date of this release.  We anticipate that subsequent events and developments will cause our expectations and beliefs to change.  However, while we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise.  Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, business development transactions, joint ventures or investments that we may make.  These forward-looking statements should not be relied upon as representing our views as of any date after the date of this release.
ZYFLO CR® is a trademark of Cornerstone Therapeutics Inc.
Investor Relations Contacts:
FD
Evan Smith/Brian Ritchie
212-850-5600
evan.smith@fd.com/brian.ritchie@fd.com
Media Relations Contact:
FD
Robert Stanislaro
212-850-5600
robert.stanislaro@fd.com

2